Greystone Business Credit II LLC

Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, this "Agreement") is entered into on September 7, 2006, between Greystone Business Credit II LLC ("Lender"), a Delaware limited liability company having an address at 152 West 57th Street, 60th Floor, New York, New York 10019 and Pneutech Inc. ("Borrower"), a corporation organized under the laws of Canada whose principal office is located at 1475 32nd Avenue, Lachine, Quebec, Canada H8T 3J1 ("Borrower's Address"), as debtor under an insolvency proceeding commenced in the Commercial Division of the Superior Court of the Province of Quebec, District of Montreal, under the Companies' Creditors Arrangement Act R.S.C. 1985, c. C-36. The Schedules to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

RECITALS

A. On September 6, 2006 (the "Filing Date"), Borrower Affiliates filed an insolvency proceeding (the "CCAA Proceeding") in the Commercial Division of the Superior Court of the Province of Quebec, District of Montreal (the "Court") under the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the "CCAA"), bearing Case No. 500-11-028846-067, and Borrower Affiliates continue to operate their businesses and manage their properties pursuant to the provisions of the CCAA.

B. Borrower Affiliates have requested that Lender provide a senior secured, super-priority revolving credit facility of up to U.S.$15,000,000 (the "Facility") to fund (i) the repayment in full in cash of all indebtedness owing by Borrower Affiliates to Royal Bank of Canada (whether arising before or after the filing of the CCAA Proceeding) (the "RBC Indebtedness"), (ii) ongoing working capital and general corporate needs of Borrower during the CCAA Proceeding; (iii) expenses arising in the CCAA Proceeding, as may be approved by the Court; and (d) closing costs and expenses in connection with the transactions contemplated herein.

C. Lender is willing to provide such loans and other extensions of credit to Borrower Affiliates only upon the terms and conditions set forth herein, including the requirement that such loans and other extensions of credit are secured by first priority Liens, superior to all other Liens held by any other lienholder, all of which shall be acceptable to Lender, on all of the assets of Borrower Affiliates, except in each instance as otherwise set forth in this Agreement;

Greystone Business Credit II LLC	Loan and Security Agreement

D. Borrower Affiliates are unable to obtain funds or credit on any other terms and there is no prejudice to the interests of the other lienholders whose Liens are being subordinated to Lender's senior Liens provided for in this Agreement.

E. Borrower has agreed to secure all of its Obligations under this Agreement and the Other Documents by granting to Lender a security interest in and lien upon the Collateral; and

THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Borrower and Lender hereby covenant and agree as follows:

1. LOANS AND CREDIT ACCOMMODATIONS.

1.1 Amount. Subject to the terms and conditions contained in this Agreement, Lender will:

(a) Revolving Loans and Credit Accommodations. From time to time during the Term at Borrower's request, make revolving loans to Borrower ("Revolving Loans"), and make letters of credit, bankers acceptances and other credit accommodations ("Credit Accommodations") available to Borrower, in each case to the extent that there is sufficient Availability at the time of such request to cover, dollar for dollar, the requested Revolving Loan or Credit Accommodation; provided, that after giving effect to such Revolving Loan or Credit Accommodation, (x) the outstanding balance of all monetary Obligations (including the principal balance of any Term Loan and, solely for the purpose of determining compliance with this provision, the Credit Accommodation Balance) will not exceed the Maximum Facility Amount set forth in Section 1(a) of Schedule A and (y) none of the other Loan Limits set forth in Section 1 of Schedule A will be exceeded. For this purpose, "Availability" means:

(i) the aggregate amount of Eligible Accounts (less maximum existing or asserted taxes, discounts, credits and allowances) multiplied by the Accounts Advance Rate set forth in Section 1(b)(i) of Schedule A but not to exceed the Accounts Sublimit set forth in Section 1(c) of Schedule A;

plus

(ii) the lower of cost or market value of Eligible Inventory multiplied by the Inventory Advance Rate(s) set forth in Section 1(b)(ii) of Schedule A, but not to exceed the Inventory Sublimit(s) set forth in Section 1(d) of Schedule A;

minus

(iii) all Reserves which Lender has established pursuant to Section 1.2 (including those to be established in connection with the requested Revolving Loan or Credit Accommodation);

Greystone Business Credit II LLC	Loan and Security Agreement

minus

(iv) the outstanding balance of all of the monetary Obligations (excluding the Credit Accommodation Balance and the principal balance of the Term Loans).

(b) Term Loan A. Make (i) on the date of this Agreement an advance to Borrower computed with respect to (A) the value of Borrower's Eligible Equipment owned by Borrower on the date of this Agreement (the "Equipment Advance") in the principal amount, if any, set forth in Section 2(a)(i) of Schedule A and (B) the value of Borrower's Eligible Real Property (the "Real Property Advance") in the principal amount, if any, set forth in Section 2(a)(ii) of Schedule A. The Equipment Advance and the Real Property Advance are collectively referred to as "Term Loan A". Term Loan A will be evidenced by a term note in the form attached hereto as Exhibit A hereto.

(c) Term Loan B. Make, from time to time, advances to Borrower in the amount set forth in Section 3(a)(i) of Schedule A at the direction of Lender to pay expenditures approved by Lender. Term Loan B will be evidenced by a term note in the form attached hereto as Exhibit B hereto.

1.2 Reserves. Lender may from time to time establish and revise such reserves as Lender deems appropriate in its sole discretion ("Reserves") to reflect (i) events, conditions, contingencies or risks which affect or may affect (A) the Collateral or its value, or the security interests, hypothecs and other rights of Lender in the Collateral or (B) the assets, business or prospects of Borrower or any Obligor, (ii) Lender's good faith concern that any Collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, (iii) any fact or circumstance which Lender determines in good faith constitutes, or could constitute, a Default or Event of Default, (iv) federal, provincial and general sales tax, potential reclamation claims, crown claims and other claims having potential priority over Lender's liens, hypothecs, and security interests, (v) the amount of the Carve-Out or (vi) any other events or circumstances which Lender determines in good faith make the establishment or revision of a Reserve prudent. Without limiting the foregoing, Lender shall (x) in the case of each Credit Accommodation issued for the purchase of Inventory (a) which meets the criteria for Eligible Inventory set forth in clauses (i), (ii), (iii), (v) and (vi) of the definition of Eligible Inventory, (b) which is or will be in transit to one of the locations set forth in Section 10(d) of Schedule A, (c) which is fully insured in a manner satisfactory to Lender and (d) with respect to which Lender is in possession of all bills of lading and all other documentation which Lender has requested, all in form and substance satisfactory to Lender in its sole discretion, establish a Reserve equal to the cost of such Inventory (plus all duties, freight, taxes, insurance, costs and other charges and expenses relating to such Credit Accommodation or such Eligible Inventory) multiplied by a percentage equal to 50% and (y) in the case of any other Credit Accommodation issued for any purpose, establish a Reserve equal to the full amount of such Credit Accommodation plus all costs and other charges and expenses relating to such Credit Accommodation. In addition, (x) Lender shall establish a permanent Reserve in the amount set forth in Section 1(f) of Schedule A, and (y) if the outstanding principal balance of the Term Loan A advance with respect to Eligible Equipment and the Eligible Real Property exceeds the percentage set forth in Section 2(a)(i) or 2(a)(ii) of Schedule A of the appraised value of such Eligible Equipment and Eligible Real Property, Lender may establish an additional Reserve in the amount of such excess (and, for this purpose, if payments of principal on Term Loan A advances against Eligible Equipment and Real Property are not calculated separately, payments of principal of Term Loan A made by Borrower shall be deemed to apply to the Term Loan A advance with respect to Eligible Equipment and Real Property, respectively, in proportion to the original principal amounts of such advances). Lender may, in its discretion, establish and revise Reserves by deducting them in determining Availability or by reclassifying Eligible Accounts or Eligible Inventory as ineligible. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Lender to make advances hereunder to pay such liability or otherwise obligate Lender with respect thereto.

Greystone Business Credit II LLC	Loan and Security Agreement

1.3 Other Provisions Applicable to Credit Accommodations. Lender may, in its sole discretion and on terms and conditions acceptable to Lender, make Credit Accommodations available to Borrower either by issuing them, or by causing other financial institutions to issue them supported by Lender's guaranty or indemnification; provided, that after giving effect to each Credit Accommodation, the Credit Accommodation Balance will not exceed the Credit Accommodation Limit set forth in Section 1(e) of Schedule A. Any amounts paid by Lender in respect of a Credit Accommodation will be treated for all purposes as a Revolving Loan which shall be secured by the Collateral and bear interest, and be payable, in the same manner as a Revolving Loan. Borrower agrees to execute all documentation required by Lender or the issuer of any Credit Accommodation in connection with any such Credit Accommodation.

1.4 Repayment. Accrued interest on all monetary Obligations shall be payable on the first day of each month. Principal of the Term Loans shall be repaid as set forth in Section 2(b) and Section 3(b) of Schedule A. If at any time any of the Loan Limits are exceeded (including, without limitation, as a result of currency fluctuations), Borrower will immediately pay to Lender such amounts (or provide cash collateral to Lender with respect to the Credit Accommodation Balance in the manner set forth in Section 7.3), as shall cause Borrower to be in full compliance with all of the Loan Limits. Notwithstanding the foregoing, Lender may, in its sole discretion, make or permit Revolving Loans, the Term Loan, any Credit Accommodations or any other monetary Obligations to be in excess of any of the Loan Limits; provided, that Borrower shall, upon Lender's demand, pay to Lender such amounts as shall cause Borrower to be in full compliance with all of the Loan Limits, unless otherwise agreed to in writing by Borrower and Lender. All unpaid monetary Obligations shall be payable in full on the Maturity Date (as defined in Section 7.1) or, if earlier, the date of any early termination pursuant to Section 7.2.

Greystone Business Credit II LLC	Loan and Security Agreement

1.5 Minimum Borrowing. Subject to the terms and conditions of this Agreement, Borrower agrees to (i) borrow sufficient amounts to cause the outstanding principal balance of the Loans to equal or exceed, at all times prior to the Maturity Date, the Minimum Loan Amount set forth in Section 5 of Schedule A and (ii) maintain Availability sufficient to enable Borrower to do so. However, Lender shall not be obligated to loan Borrower the Minimum Loan Amount other than in accordance with all of the terms and conditions of this Agreement.

2. INTEREST AND FEES.

2.1 Interest. All Loans and other monetary Obligations shall bear interest at the Interest Rate(s) set forth in Section 4 of Schedule A, except where expressly set forth to the contrary in this Agreement or another Loan Document; provided, that after the occurrence of an Event of Default, all Loans and other monetary Obligations shall, at Lender's option, bear interest at a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto (the "Default Rate") until paid in full (notwithstanding the entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. Changes in the Interest Rate shall be effective as of the date of any change in the Prime Rate. Notwithstanding anything to the contrary contained in this Agreement, the aggregate of all amounts deemed to be interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrower any such excess interest received by Lender. Without limiting the generality of the foregoing in this Section 2.1, if any provision of this Agreement or any of the Loan Documents would obligate the Borrower or any Obligor to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by the Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows:

(a) firstly, by reducing the amount or rate of interest required to be paid to the Lender under this Agreement or any other Loan Document; and

(b) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

Notwithstanding this Section 2.1, and after giving effect to all adjustments contemplated thereby, if the Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the Borrower or the relevant Obligor shall be entitled, by notice in writing to the Lender, to obtain reimbursement from the Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by the Lender to the Borrower or the relevant Obligor.

Greystone Business Credit II LLC	Loan and Security Agreement

Any amount or rate of interest referred to in this Section 2.1 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the Term on the assumption that any charges, fees or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the date of this Agreement to the Term and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purposes of that determination.

2.2 Fees and Warrants. Borrower shall pay Lender the following fees, which are in addition to all interest and other sums payable by Borrower to Lender under this Agreement, and are not refundable:

(a) Closing Fee. A closing fee (the "Closing Fee") in the amount set forth in Section 7(a) of Schedule A.

(b) Facility Fees. A facility fee for the Initial Term (the "Initial Term Facility Fee") in the amount set forth in Section 7(b)(i) of Schedule A (which shall be fully earned as of the date of this Agreement and shall be payable in equal installments due, respectively, on each anniversary of the date of this Agreement during the Initial Term, other than the Maturity Date), and a facility fee for each Renewal Term (the "Renewal Term Facility Fee") in the amount set forth in Section 7(b)(ii) of Schedule A (which shall be fully earned as of the first day of such Renewal Term and shall be payable in equal installments due, respectively, on the first day of such Renewal Term and on each anniversary thereof during such Renewal Term, other than the Maturity Date).

(c) Servicing Fee. A monthly servicing fee (the "Servicing Fee") in the amount set forth in Section 7(c) of Schedule A, in consideration of Lender's administration and other services for each month (or part thereof), which shall be fully earned as of, and payable in advance on, the date of this Agreement and on the first day of each month thereafter so long as any of the Obligations are outstanding.

(d) Unused Line Fee. An unused line fee (the "Unused Line Fee") at a rate equal to the percentage per annum set forth in Section 7(d) of Schedule A of the amount by which the Maximum Facility Amount exceeds the average daily outstanding principal balance of the Loans and the Credit Accommodation Balance during the immediately preceding month (or part thereof), which fee shall be payable, in arrears, on the first day of each month so long as any of the Obligations are outstanding and on the Maturity Date.

(e) Minimum Borrowing Fee. A minimum borrowing fee (the "Minimum Borrowing Fee") equal to the excess, if any, of (i) interest which would have been payable in respect of each period set forth in Section 7(e)(i) of Schedule A if, at all times during such period, the principal balance of the Loans was equal to the Minimum Loan Amount over (ii) the actual interest payable in respect of such period, which fee shall be fully earned as of the last day of such period and payable on the date set forth in Section 7(e)(ii) of Schedule A and on the Maturity Date, commencing with the immediately following period.

Greystone Business Credit II LLC	Loan and Security Agreement

(f) Intentionally Omitted.

(g) Warrants. As additional consideration for extending the Facility to Borrower, Lender shall receive, for no additional consideration, warrants to purchase 1,000,000 shares of common stock of Parent, which will have an exercise price of U.S.$.50 per share, and will be immediately exercisable and freely transferable by Lender separate from the Facility. Within six months following the closing, the shares of Parent subject to such warrants will be registered by Parent with the Securities and Exchange Commission so that they will be freely tradable and shall be listed for trading on the principal market on which Parent's securities are then trading.

(h) Credit Accommodation Fees. The fees relating to Credit Accommodations (or guaranties thereof by Lender) in the amount set forth in Section 7(i) of Schedule A (the "Credit Accommodation Fees"), payable, in arrears, on the first day of each month so long as any of the Obligations are outstanding and on the Maturity Date, plus all costs and fees charged by the issuer, payable as and when such costs and fees are charged.

2.3 Computation of Interest and Fees. Except as otherwise provided herein, all interest and fees shall be calculated daily on the closing balances in the Loan Account based on the actual number of days elapsed in a year of 360 days. For purposes of calculating interest and fees, if the outstanding daily principal balance of the Revolving Loans is a credit balance, such balance shall be deemed to be zero. For the purposes of the Interest Act (Canada), any amount of interest or fees calculated hereunder using 360, 365 or 366 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360, 365 or 366, as the case may be.

2.4 Loan Account; Monthly Accountings. Lender shall maintain a loan account for Borrower reflecting all advances, charges, expenses and payments made pursuant to this Agreement (the "Loan Account"), and shall provide Borrower with a monthly accounting reflecting the activity in the Loan Account. Each accounting shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within sixty days after such account is rendered, describing the nature of any alleged errors or omissions. However, Lender's failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement (including fees and other amounts paid by Lender to issuers of Credit Accommodations) may, in Lender's discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.

Greystone Business Credit II LLC	Loan and Security Agreement

2.5 Taxes. All payments made by Borrower hereunder or under any other Loan Document shall be made without setoff, compensation, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by Borrower free and clear of and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

If Borrower makes any payment hereunder or under any other Loan Document in respect of which it is required by applicable law to deduct or withhold any taxes, Borrower shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 2.5), the amount paid to Lender equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 2.5. To the extent Borrower withholds any taxes on payments hereunder or under any Loan Document, Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Lender within 30 days after it has made payment to such authority a receipt issued by such authority evidencing the payment of all amounts so required to be deducted or withheld from such payment. Upon submission of proof of payment of any Canadian withholding tax in respect of Borrower's payments of interest to Lender under this Agreement, Lender shall credit Borrower's account in an amount equal to 50% of the amount of Canadian withholding tax so paid.

Other than Lender's income taxes, if Lender is required by law to make any payments of any taxes on or with respect to any amounts received or receivable hereunder or under any other Loan Document, or any tax is assessed against Lender with respect to amounts received or receivable hereunder or under any other Loan Document, Borrower will indemnify Lender against (i) such tax (and any reasonable counsel fees and expenses associated with such tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 2.5. A certificate prepared in good faith as to the amount of such payment by Lender shall, absent manifest error, be final, conclusive, and binding on all parties unless Borrower notifies Lender in writing to the contrary within sixty days after such certificate is rendered, describing the nature of any alleged errors or omissions.

3. SECURITY INTEREST.

3.1 Grant of Security Interest. To secure the full payment and performance of all of the Obligations, and in addition to any security interests, liens, mortgages and hypothecs granted by Borrower to Lender under the Canadian Security Documents, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether tangible or intangible, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes: (i) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (ii) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory (whether or not Eligible Inventory); (iv) all Goods (other than Inventory), including, without limitation, Equipment (whether or not Eligible Equipment), vehicles and Fixtures; (v) all Investment Property; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii)  all Letter-of-Credit Rights; (viii) Commercial Tort Claims listed on Exhibit C hereto; (ix) all Supporting Obligations; (x) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or mandatary or any parent, Affiliate or Subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), (xi)  all proceeds arising from claims and causes of action in the CCAA or any subsequent insolvency or bankruptcy proceeding, or outside of any such proceeding; and (xii) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business. The security interest granted in this Section 3.1 shall be in addition to all other liens, mortgages, hypothecs and security interests granted by Borrower to Lender under any other agreements, instruments and documents.

Greystone Business Credit II LLC	Loan and Security Agreement

3.2 Possessory Collateral. Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney, agent-in-fact and mandatary to endorse or assign the same on Borrower's behalf.

3.3 Preservation of Collateral and Perfection of Security Interest Therein. Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, hypothecs, claims, prior claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Borrower authorizes Lender to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, in order to perfect Agent's security interest in the Collateral without Borrower's signature. Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any financing statements filed prior to the date hereof.

Greystone Business Credit II LLC	Loan and Security Agreement

4. ADMINISTRATION.

4.1 Lock Boxes and Blocked Accounts. Borrower will, at its expense, establish (and revise from time to time as Lender may require) collection procedures acceptable to Lender, in Lender's sole discretion, for the collection of checks, wire transfers and other proceeds of Accounts ("Account Proceeds"), which may include (i) directing all Account Debtors to send all such proceeds directly to a post office box designated by Lender either in the name of Borrower (but as to which Lender has exclusive access) or, at Lender's option, in the name of Lender (a "Lock Box") or (ii) depositing all Account Proceeds received by Borrower into one or more bank accounts maintained in Lender's name (each, a "Blocked Account"), under an arrangement acceptable to Lender with a depository bank acceptable to Lender, pursuant to which all funds deposited into each Blocked Account are to be transferred, in United States Dollars, to Lender in such manner, and with such frequency, as Lender shall specify or (iii) a combination of the foregoing. Borrower agrees to execute, and to cause its depository banks to execute, such Lock Box and Blocked Account agreements and other documentation as Lender shall require from time to time in connection with the foregoing.

4.2 Remittance of Proceeds. Except as provided in Section 4.1, all Proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to Lender in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower. Until so delivered to Lender, Borrower shall hold such Proceeds separate and apart from Borrower's other funds and property in an express trust for and on behalf of Lender. Nothing in this Section 4.2 shall limit the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.3 Application of Payments. Lender may, in its sole discretion, apply, reverse and re-apply all cash and non-cash Proceeds of Collateral or other payments received with respect to the Obligations, in such order and manner as Lender shall determine, whether or not the Obligations are due, and whether before or after the occurrence of a Default or an Event of Default. For purposes of determining Availability, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Lender's receipt of advice from Lender's Bank (set forth in Section 12 of Schedule A) that such items have been credited to Lender's account at Lender's Bank (or upon Lender's deposit thereof at Lender's Bank in the case of payments received by Lender in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Lender three Business Days after Lender's receipt of advice of deposit thereof at Lender's Bank.

Greystone Business Credit II LLC	Loan and Security Agreement

4.4 Notification; Verification. Lender or its designee may, from time to time, whether or not a Default or Event of Default has occurred: (i) verify directly with the Account Debtors the validity, amount and other matters relating to the Accounts and Chattel Paper, by means of mail, telephone or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose; (ii) notify Account Debtors that Lender has a security interest and hypothec in the Accounts and that payment thereof is to be made directly to Lender; and (iii) demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so).

4.5 Power of Attorney. Borrower hereby grants to Lender an irrevocable power of attorney and mandate, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys, mandataries or agents), at any time (whether or not a Default or Event of Default has occurred and is continuing, except as expressly provided below), at Lender's option, but without obligation, with or without notice to Borrower (except that Lender will provide notice to Borrower so long as no Default or Event of Default has occurred and is continuing), and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise: (i) execute on behalf of Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender's security interests and hypothecs in the Collateral, to exercise a right of Borrower or Lender, or to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such financing statements and continuation financing statements and similar instruments or forms necessary in other relevant jurisdictions and amendments thereto, as Lender shall deem necessary or appropriate) and to file as a financing statement any copy of this Agreement or any financing statement signed by Borrower; (ii) upon the occurrence and during the continuance of an Event of Default, execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real (immovable) or personal (movable) property which is part of the Collateral or in which Lender has an interest; (iii) execute on behalf of Borrower any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic's, materialman's or other Lien; (iv) execute on behalf of Borrower any notice to any Account Debtor; (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral; (vi) endorse Borrower's name on all checks and other forms of remittances received by Lender; (vii) upon the occurrence and during the continuance of an Event of Default, pay, contest or settle any Lien, charge, encumbrance, security interest, hypothec and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate, cancel or discharge the same; (viii) after the occurrence of a Default or Event of Default, grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (ix) pay any sums required on account of Borrower's taxes or to secure the release of any Liens therefor; (x) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14; (xi) upon the occurrence and during the continuance of an Event of Default, settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (xii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; (xiii) after the occurrence of a Default or Event of Default, change the address for delivery of Borrower's mail and receive and open all mail addressed to Borrower; and (xiv) endorse or assign to Lender on Borrower's behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by Borrower pursuant to Section 3.2. Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred, by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Borrower agrees that Lender's rights under the foregoing power of attorney and mandate or any of Lender's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of Borrower.

Greystone Business Credit II LLC	Loan and Security Agreement

4.6 Disputes. Borrower shall promptly notify Lender of all disputes or claims relating to Accounts and Chattel Paper that exceed U.S.$10,000. Borrower will not, without Lender's prior written consent, compromise or settle any Account or Chattel Paper for less than the full amount thereof, grant any extension of time of payment of any Account or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any Account or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Account or Chattel Paper; except that prior to the occurrence of an Event of Default, Borrower may take any of such actions in the ordinary course of its business without Lender's prior written consent; provided, that Borrower promptly reports the same to Lender.

4.7 Invoices. At Lender's request, Borrower will cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Lender, to reflect Lender's security interest and hypothec therein.

4.8 Inventory.

(a) Returns. Provided that no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower will promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Lender for any return that exceeds U.S.$5,000). After the occurrence of an Event of Default, Borrower will not accept any return without Lender's prior written consent. Upon Lender's demand, regardless of whether an Event of Default has occurred, Borrower will (i) hold the returned Inventory in trust for Lender; (ii) segregate all returned Inventory from all of Borrower's other property; (iii) conspicuously label the returned Inventory as Lender's property; and (iv) immediately notify Lender of the return of such Inventory, specifying the reason for such return, the location and condition of the returned Inventory and, at Lender's request, deliver such returned Inventory to Lender at an address specified by Lender.

Greystone Business Credit II LLC	Loan and Security Agreement

(b) Other Covenants. Borrower will not, without Lender's prior written consent, (i) store any Inventory with any warehouseman or other third party other than as set forth in Section 10(d) of Schedule A or (ii) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis. All of the Inventory has been produced only in accordance with the applicable laws and all rules, regulations and orders promulgated thereunder.

4.9 Access to Collateral, Books and Records. At reasonable times, and on one Business Day's notice, prior to the occurrence of a Default or an Event of Default, and at any time and with or without notice after the occurrence of a Default or an Event of Default, Lender or its agents and mandataries shall have the right to inspect the Collateral, and the right to examine and copy Borrower's books and records. Lender shall take reasonable steps to keep confidential all information obtained in any such inspection or examination, but Lender shall have the right to disclose any such information to its auditors, regulatory agencies, attorneys and participants, and pursuant to any subpoena or other legal process. Borrower agrees to give Lender access to any or all of Borrower's premises to enable Lender to conduct such inspections and examinations. Such inspections and examinations shall be at Borrower's expense and the charge therefor shall be U.S.$950 per person per day (or such higher amount as shall represent Lender's then current standard charge), plus reasonable out-of-pocket expenses. Lender may, at Borrower's expense, use Borrower's personnel to the extent reasonably available, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address without first obtaining Lender's written consent (which consent may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Agreement).

5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Lender to enter into this Agreement, Borrower represents, warrants and covenants as follows (it being understood that (i) each such representation and warranty will be deemed remade as of the date on which each Loan is made and each Credit Accommodation is provided and shall not be affected by any knowledge of, or any investigation by, Lender, and (ii) the accuracy of each such representation, warranty and covenant will be a condition to each Loan and Credit Accommodation):

Greystone Business Credit II LLC	Loan and Security Agreement

5.1 Existence and Authority. Borrower is duly incorporated, organized, validly existing and in good standing under the laws of Canada. Borrower is qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The Borrower has all necessary corporate power and capacity to enter into this Agreement and the other Loan Documents and to hold and operate its property and to carry on the business currently carried on by it or which it proposes to carry on hereafter in each jurisdiction where such business is carried on. The execution, delivery and performance by Borrower of this Agreement and all of the other Loan Documents have been duly and validly authorized, do not violate Borrower's articles or certificate of incorporation or amalgamation, by-laws, other organizational documents or any shareholders agreement or declaration applicable to it, or any law or any agreement or instrument or any court order which is binding upon Borrower or its property, do not constitute grounds for acceleration of any indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property, and do not require the consent of any Person. This Agreement and such other Loan Documents have been duly executed and delivered by, and are enforceable against, Borrower, and all other Obligors who have signed them, in accordance with their respective terms. Sections 9(g) and 9(h) of Schedule A set forth the ownership of Borrower and the names and ownership of Borrower's Subsidiaries as of the date of this Agreement.

5.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct and complete legal name as of the date hereof. Listed in Sections 10(a), 10(b) and 10(c) of Schedule A are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Lender at least thirty days' prior written notice before changing its name or doing business under any other name. Borrower has complied with all laws relating to the conduct of business under a fictitious business name. Borrower represents and warrants that (i) each trade name does not refer to another corporation or other legal entity; (ii) all Accounts invoiced under any such trade names are owned exclusively by Borrower and are subject to the security interest and hypothec of Lender and the other terms of this Agreement and (iii) all schedules of Accounts, including any sales made or services rendered using any trade name shall show Borrower's name as assignor.

5.3 Title to Collateral; Permitted Liens. Borrower has good and marketable title to the Collateral. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, hypothecs, prior claims, encumbrances and adverse claims, except for Permitted Liens. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest and hypothec in all of the Collateral as more fully provided in the Order, subject only to the Permitted Liens, and Borrower will at all times defend Lender and the Collateral against all claims of others. None of the Collateral which is Equipment is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Except for leases or subleases as to which Borrower has delivered to Lender a landlord's waiver in form and substance satisfactory to Lender, Borrower is not a lessee or sublessee under any real (immovable) property lease or sublease pursuant to which the lessor or sublessor may obtain any rights in any of the Collateral, and no such lease or sublease now prohibits, restrains, impairs or conditions, or will prohibit, restrain, impair or condition, Borrower's right to remove any Collateral from the premises. Except for warehouses as to which Borrower has delivered to Lender a warehouseman's waiver in form and substance satisfactory to Lender, Borrower is not a bailor of any Goods at any warehouse under an arrangement pursuant to which the warehouseman may obtain any rights in any of the Collateral. Prior to causing or permitting any Collateral to be located upon premises in which any third party has an interest (whether as owner, processor, depositary, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Lender, cause each such third party to execute and deliver to Lender, in form and substance acceptable to Lender, such waivers and subordinations as Lender shall specify, so as to ensure that Lender's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real (immovable) property where any of the Collateral now or in the future may be located.

Greystone Business Credit II LLC	Loan and Security Agreement

5.4 Accounts and Chattel Paper. As of each date reported by Borrower, all Accounts which Borrower has reported to Lender as being Eligible Accounts comply in all respects with the criteria for eligibility established by Lender and in effect at such time. All Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.

5.5 Electronic Chattel Paper. To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

Greystone Business Credit II LLC	Loan and Security Agreement

5.6 Investment Property. Borrower will take any and all actions required or requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any Investment Property in a manner acceptable to Lender and (ii) obtain from any issuers of Investment Property and such other Persons as Lender shall specify, for the benefit of Lender, written confirmation of Lender's exclusive control over such Investment Property and take such other actions as Lender may request to perfect Lender's security interest in such Investment Property. For purposes of this Section 5.6, Lender shall have exclusive control of Investment Property if (A) pursuant to Section 3.2, such Investment Property consists of certificated securities and Borrower delivers such certificated securities to Lender (with appropriate endorsements if such certificated securities are in registered form); (B) such Investment Property consists of uncertificated securities and either (x) Borrower delivers such uncertificated securities to Lender or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by Borrower, and (C) such Investment Property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with entitlement orders originated by Lender without further consent by Borrower.

5.7 Commercial Tort Claims. Borrower has no Commercial Tort Claims pending other than those listed on Exhibit C hereto, and Borrower shall promptly notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party. Such notice shall constitute Borrower's authorization to amend Exhibit B to add such Commercial Tort Claim.

5.8 Jurisdiction of Incorporation; Location of Collateral. Borrower's Address is Borrower's chief executive office, its domicile and the location of its books and records. In addition, except as provided in the immediately following sentence, Borrower has places of business and Collateral located only at the locations set forth on Sections 10(d) and 10(e) of Schedule A. Borrower will give Lender at least thirty days' prior written notice before changing Borrower's jurisdiction of incorporation, opening any additional place of business, changing its chief executive office, its domicile or the location of its books and records, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth in Sections 10(d) and 10(e) of Schedule A, and will execute and deliver all financing statements and other agreements, forms, instruments and documents in all jurisdictions which Lender shall require as a result thereof.

5.9 Financial Condition, Statements and Reports. All financial statements delivered to Lender by or on behalf of Borrower or any Obligor have been prepared in conformity with GAAP and completely and fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such financial statement provided to Lender and the date hereof (or, with respect to the remaking of this representation in connection with the making of any Loan or the providing of any Credit Accommodation, the date such Loan is made or such Credit Accommodation is provided), there has been no material adverse change in the financial condition or business of Borrower. All schedules, reports and other information and documentation delivered by Borrower to Lender with respect to the Collateral are, or will be, when delivered, true, correct and complete as of the date delivered or the date specified therein.

Greystone Business Credit II LLC	Loan and Security Agreement

5.10 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by Borrower to any taxing, pension or other authority and will timely pay all such items in the future as they became due and payable. Borrower may, however, defer payment of any contested taxes; provided, that Borrower (i) in good faith contests Borrower's obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or any other security or takes any other steps required by Lender to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with GAAP. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years that could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay, all amounts necessary to fund all present and future pension, benefit, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to any governmental agency. Without limiting the generality of the foregoing, neither the Borrower nor any of its Subsidiaries has any unfunded liabilities with respect to Canadian Plans, whether valued on a going concern or a wind-up basis, and all obligations (including wages, salaries, commissions and vacation pay) to current employees and to former employees have been paid in full and all material fiduciary and funding obligations required to be performed in connection with any Canadian Plan have been performed. No promises of benefit improvements under Canadian Plans have been made except where such improvement could not have a material adverse effect. There have been no improper withdrawals or applications of the assets of the Canadian Plans. Each of the Canadian Plans has been administered in accordance in all material respects with the Income Tax Act (Canada) and the regulations promulgated thereunder and all other applicable laws and is funded to the extent required by applicable law and there exist no going concern unfunded actuarial liabilities or solvency deficiency in respect of such plans, except to the extent that the failure to so comply could not reasonably be expected to have a material adverse effect.

5.11 Compliance with Laws. Borrower has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to Borrower's ownership of real (immovable) or personal (movable) property, the conduct and licensing of Borrower's business, the payment and withholding of taxes, pension, benefit and other employee matters, safety and environmental matters.

Greystone Business Credit II LLC	Loan and Security Agreement

5.12 Litigation. Section 10(f) of Schedule A discloses all claims, proceedings, litigation or investigations pending or (to the best of Borrower's knowledge) threatened against Borrower. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower.

5.13 Use of Proceeds. All proceeds of all Loans will be used (i) to repay the RBC Indebtedness in full, (ii) to fund general corporate and working capital requirements of Borrower, permitted payments and other expenses in accordance with Forecast Budgets approved by Lender; provided, that Borrower agrees that it shall not disburse such funds except in accordance with the Forecast Budget (subject to (i) a five percent (5%) total variance for all line items measured weekly on a weekly basis; and (ii) the net amount equal to receipts minus disbursements shall be subject to a five percent (5%) variance measured weekly on a cumulative basis from the Filing Date) as such Forecast Budget is updated from time to time and approved by Lender, and no payments may be made other than as expressly set forth in the Forecast Budget, including, without limitation, with respect to Professional Fees; and, provided, further, that no portion of the Loans or any Collateral shall be used to prosecute claims against the Lenders under this Agreement or the validity, perfection, priority or enforceability of any of the Liens securing such claims or any payment made thereunder. The proceeds of the initial advance to be made on the closing date shall be used, among other things, to repay the RBC Indebtedness in full and to fund all of Lender's costs and expenses, incurred both prior to and after the filing of the CCAA Proceeding) associated with the transactions contemplated by this Agreement. Lender shall have the right to approve all expenditures made by Borrower during the CCAA Proceeding, including without limitation payments in respect of prepetition payables. All expenditures by Borrower shall require the dual approval of J.P. Patty and David Marks, or such other officers of Borrower as Lender shall specify, which approval may be provided by electronic mail.

5.14 Insurance. Borrower will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Borrower will provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Lender as loss payee and shall contain a lender's loss payable endorsement in form acceptable to Lender, each liability insurance policy shall name Lender as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance satisfactory to Lender. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty days' prior written notice to Lender, shall contain breach of warranty coverage, and shall otherwise be in form and substance satisfactory to Lender. Upon receipt of the proceeds of any such insurance, Lender shall apply such proceeds in reduction of the Obligations as Lender shall determine in its sole discretion. Borrower will promptly deliver to Lender copies of all reports made to insurance companies.

Greystone Business Credit II LLC	Loan and Security Agreement

5.15 Financial and Collateral Reports. Borrower has kept and will keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions, and will cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender):

(a) Collateral Reports. Each week, on such days as shall be requested by Lender, a weekly Inventory report, and on or before the fifteenth day of each month, (i) an aging of Borrower's Accounts, Chattel Paper and notes receivable for the immediately preceding month and (ii) a monthly Inventory report for the immediately preceding month, all in such form, and together with such additional certificates, schedules and other information with respect to the Collateral or the business of Borrower or any Obligor, as Lender shall request; provided, that Borrower's failure to execute and deliver the same shall not affect or limit Lender's security interests, hypothecs and other rights in any of the Accounts, nor shall Lender's failure to advance or lend against a specific Account affect or limit Lender's security interest, hypothec and other rights therein. Together with each such schedule, Borrower shall furnish Lender with copies (or, at Lender's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. In addition, Borrower shall deliver to Lender the originals of all Instruments, Chattel Paper, security agreements, hypothecs, guaranties and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements. Lender may destroy or otherwise dispose of all documents, schedules and other papers delivered to Lender pursuant to this Agreement (other than originals of Instruments, Chattel Paper, security agreements, guaranties and other documents and property evidencing or securing any Accounts) six months after Lender receives them, unless Borrower requests their return in writing in advance and arranges for their return to Borrower at Borrower's expense.

(b) Annual Statements. Not later than ninety days after the close of each fiscal year of Borrower, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender, together with a copy of any management letter issued in connection therewith and a letter from such accountants acknowledging that Lender is relying on such financial statements;

Greystone Business Credit II LLC	Loan and Security Agreement

(c) Interim Statements. Not later than twenty-five days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's fiscal year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(d) Projections, Etc. Such business projections, Availability projections, business plans, budgets and cash flow statements for Borrower and its Subsidiaries as Lender shall request from time to time;

(e) Shareholder Reports, Etc. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports, declarations, or registration statements which Borrower files with any securities commission or any governmental authority which may be substituted therefor, or any national or provincial securities exchange;

(f) Benefit Plan Reports. Upon request by Lender, copies of any annual report to be filed pursuant to the requirements of applicable laws in connection with each pension or benefit plan subject thereto , including any Canadian Plan. Without limiting the generality of the foregoing, the Borrower will (i) within three (3) days of receipt of a written request by Lender, furnish to the Lender a copy of the most recent actuarial valuation submitted to the relevant authorities in respect of each funded Canadian Plan and (ii) within three (3) days of receipt or dispatch, furnish to the Lender any material correspondence from or to the relevant authorities or any other person in respect of any Canadian Plan; and

(g) Other Information. Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiary's financial condition or results of operations.

5.16 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Lender, make available Borrower and its officers, employees, agents and mandataries, and Borrower's books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

Greystone Business Credit II LLC	Loan and Security Agreement

5.17 Maintenance of Collateral, Etc. Borrower will maintain all of its Equipment in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Lender in writing of any material loss or damage to the Collateral and of any investigation, action, suit, proceeding or claim relating to the Collateral or which may result in an adverse impact upon Borrower's business, assets or financial condition.

5.18 Notification of Changes. Borrower will promptly notify Lender in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, or any material adverse change in the business or financial affairs of Borrower or the existence of any circumstance which would make any representation or warranty of Borrower untrue in any material respect or constitute a material breach of any covenant of Borrower.

5.19 Further Assurances. Borrower agrees, at its expense, to take all actions, and execute or cause to be executed and delivered to Lender all promissory notes, security agreements, hypothecs, mortgages, debentures, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents as Lender may request from time to time, to perfect and maintain Lender's security interests and hypothecs in the Collateral and to fully effectuate the transactions contemplated by this Agreement.

5.20 Negative Covenants. Except as set forth in Section 14 of Schedule A, Borrower will not, without Lender's prior written consent, (i) merge, amalgamate or consolidate with another Person, form any new Subsidiary or acquire any interest in any Person; (ii) acquire any assets except in the ordinary course of business and as otherwise permitted by this Agreement and the other Loan Documents; (iii) enter into any transaction outside the ordinary course of business; (iv) sell or transfer any Collateral or other assets, except that Borrower may sell finished goods Inventory in the ordinary course of its business; (v) make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets, except for intercompany loans to the Borrower Affiliates and Parent in amounts approved in advance by Lender; (vi) incur any debt outside the ordinary course of business; (vii) guaranty or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends or other distributions on Borrower's stock, if Borrower is a corporation (except for dividends payable solely in capital stock of Borrower) or with respect to any equity interests, if Borrower is not a corporation; (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's capital stock or other equity interests; (x) make any change in Borrower's capital structure; (xi) dissolve or elect to dissolve; (xii) pay any principal or interest on any indebtedness owing to an Affiliate, (xiii) enter into any transaction with an Affiliate other than on arms-length terms disclosed to Lender in writing; (xiv) change the jurisdiction of Borrower's incorporation or enter into any transaction which has the effect of changing Borrower's jurisdiction of incorporation except as provided for in Section 5.8; (xv) fail to contribute to any Canadian Plan any amount required to be contributed thereto in accordance with applicable law or the terms of such Canadian Plan or permit or take any action which would result in the aggregate going concern unfunded liability or the aggregate solvency deficiency in respect of all the Canadian Plans which are funded plans, determined pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuations therefor, to exceed U.S.$200,000; or (xvi) agree to do any of the foregoing.

Greystone Business Credit II LLC	Loan and Security Agreement

5.21 Financial Covenants.

(a) Net Losses. Borrower will not permit its cumulative net loss to exceed the amount set forth in Section 9(e) of Schedule A. In the event that net losses exceed the amount set forth in Section 9(e) of Schedule A, Lender may (i) declare an Event of Default, (ii) on ten days' notice to Borrower, reduce the Advance Rates, or (iii) both (i) and (ii).

(b) Other Financial Covenants. Borrower will comply with any additional financial covenants set forth in Section 9(j) of Schedule A.

6. RELEASE AND INDEMNITY.

6.1 Release. Borrower hereby releases Lender and its Affiliates and their respective directors, officers, employees, attorneys agents and mandataries and any other Person affiliated with or representing Lender (the "Released Parties") from any and all liability arising from acts or omissions under or pursuant to this Agreement, whether based on errors of judgment or mistake of law or fact, except for those arising from gross negligence or willful misconduct. However, in no circumstance will any of the Released Parties be liable for lost profits or other special, indirect or consequential damages. Such release is made on the date hereof and remade upon each request for a Loan or Credit Accommodation by Borrower. Without limiting the foregoing:

(a) Lender shall not be liable for (i) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gave rise to an Account; (ii) any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account; (iii) settling any Account in good faith for less than the full amount thereof; or (iv) any of Borrower's obligations under any contract or agreement giving rise to an Account; and

(b) In connection with Credit Accommodations or any underlying transaction, Lender shall not be responsible for the conformity of any goods to the documents presented, the validity or genuineness of any documents, delay, default or fraud by Borrower, shippers and/or any other Person. Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Credit Accommodation, under or in connection with any Credit Accommodation, shall be binding on Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents, to give any instructions as to acceptance or rejection of any documents or goods, to execute for Borrower's account any and all applications for steamship or airway guaranties, indemnities or delivery orders, to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents, and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the Credit Accommodations or applications and other documentation pertaining thereto.

Greystone Business Credit II LLC	Loan and Security Agreement

6.2 Indemnity. Borrower hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or the other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Credit Accommodation, the Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including any loss or claim due to any action or inaction taken by the issuer of any Credit Accommodation) (and for this purpose any charges to Lender by any issuer of Credit Accommodations shall be conclusive as to their appropriateness and may be charged to the Loan Account), or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of the Released Parties). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement.

6.3 Currencies.

(a) U.S. Dollars. All advances, charges and fees of Borrower to Lender, all financial and collateral reports, including, without limitation, those financial and collateral reports listed in Section 5.15, and all borrowing base reports shall be in United States dollars and all collections and payments of Borrower to Lender shall be in United States dollars.

(b) Currency Indemnity. If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the "Currency Due"), then, to the extent permitted by law, conversion shall be made at the Currency Exchange Rate on the Business Day before the day on which judgment is given. In the event that there is a change in the Currency Exchange Rate between the Business Day before the day on which the judgment is given and the date of receipt by the Lender of the amount due, Borrower shall to the extent permitted by law, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which (when converted at the currency exchange rate on the date of receipt by Lender in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Lender is so able to purchase is less than the amount of the Currency Due originally due to it, Borrower shall to the extent permitted by law indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency. To the extent permitted by law, this indemnity shall (i) constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, (ii) give rise to a separate and independent cause of action, (iii) apply irrespective of any indulgence granted by Lender from time to time, (iv) survive the payment in full of the Obligations and the termination of this Agreement, and (v) continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

Greystone Business Credit II LLC	Loan and Security Agreement

7. TERM.

7.1 Maturity Date. Lender's obligation to make Loans and to provide Credit Accommodations under this Agreement shall initially continue in effect for a term (the "Initial Term") from the date of this Agreement until the Initial Maturity Date set forth in Section 8 of Schedule A, provided, that the Initial Maturity Date shall automatically be extended (the Initial Maturity Date, as it may be so extended, being referred to as the "Maturity Date") for successive additional terms of three years each (each a "Renewal Term"), unless one party gives written notice to the other, not less than sixty days prior to the Maturity Date, that such party elects not to extend the Maturity Date. Notwithstanding the foregoing, the Facility shall terminate, and Borrower's obligations to Lender shall be due and payable in full, prior to the expiration of the Initial Term upon the earliest to occur of the following: (i) Lender's demand for payment of the Obligations following the occurrence of an Event of Default, (ii) the commencement of a liquidation case or other insolvency or bankruptcy proceeding with respect to any Borrower Affiliate or any guarantor, (iii) the conversion of the CCAA Proceeding to a liquidation case or other insolvency proceeding, (iv) December 5, 2006, unless, on such date or prior thereto, a plan of arrangement in form and substance acceptable to Lender has been filed in the CCAA Proceeding, (v) February 5, 2007, unless, on such date or prior thereto, a plan of arrangement has been approved by the required creditors and the Court, (vi) the dismissal of the CCAA Proceeding or the end of the stay of proceedings under the CCAA, unless such dismissal or end of the stay of proceedings is in connection with the filing and approval of the plan of arrangement, (vii) the successful appeal or review of the Order unless the plan of arrangement and the Order confirm the priority of Lender's security interests as set forth herein during the entire Term, (viii) the appointment of a trustee or receiver for any Borrower Affiliate or (ix) the occurrence of a post-petition judgment liability or event that will, in Lender's judgment, significantly impair any Borrower Affiliate's financial condition, operations, or ability to perform under the Facility or any order of the Court. Notwithstanding any such termination of the Facility prior to the expiration of the Initial Term, Lender shall be entitled to receive the Early Termination Fee described in Section 7.2 below. This Agreement and the other Loan Documents and Lender's security interests, hypothecs in and liens upon the Collateral, and all representations, warranties and covenants of Borrower contained herein and therein, shall remain in full force and effect after the Maturity Date until all of the monetary Obligations are indefeasibly paid in full.

Greystone Business Credit II LLC	Loan and Security Agreement

7.2 Early Termination. Lender's obligation to make Loans and to provide Credit Accommodations under this Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective thirty business days after written notice of termination is given to Lender or (ii) by Lender at any time after the occurrence of an Event of Default, without notice, effective immediately; provided, that if any Affiliate of Borrower is also a party to a financing arrangement with Lender, no such early termination shall be effective unless such Affiliate simultaneously terminates its financing arrangement with Lender. If so terminated under this Section 7.2, Borrower shall pay to Lender (i) an early termination fee (the "Early Termination Fee") in the amount set forth in Section 7(h) of Schedule A plus (ii) any earned but unpaid Facility Fee. Such fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. In addition, if Borrower so terminates and repays the Obligations without having provided Lender with at least thirty days' prior written notice thereof, an additional amount equal to thirty days of interest at the applicable Interest Rate(s), based on the average outstanding amount of the Obligations for the six month period immediately preceding the date of termination.

7.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay in full all Obligations, whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if, on the Maturity Date or on any earlier effective date of termination, there are any outstanding Credit Accommodations, then on such date Borrower shall provide to Lender cash collateral in an amount equal to 110% of the Credit Accommodation Balance to secure all of the Obligations (including estimated attorneys' fees and other expenses) relating to said Credit Accommodations or such greater percentage or amount as Lender reasonably deems appropriate, pursuant to a cash pledge agreement in form and substance satisfactory to Lender.

7.4 Effect of Termination. No termination shall affect or impair any right or remedy of Lender or relieve Borrower of any of the Obligations until all of the monetary Obligations have been indefeasibly paid in full. Upon indefeasible payment and performance in full of all of the monetary Obligations (and the provision of cash collateral with respect to any Credit Accommodation Balance as required by Section 7.3) and termination of this Agreement, Lender shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Lender's security interests and hypothecs in the Collateral.

Greystone Business Credit II LLC	Loan and Security Agreement

8. EVENTS OF DEFAULT AND REMEDIES.

8.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Lender immediate written notice thereof: (i) if any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or any of Borrower's officers, employees or agents is untrue or misleading; (ii) if Borrower fails to pay when due any principal or interest on any Loan or any other monetary Obligation; (iii) if Borrower breaches any covenant or obligation contained in this Agreement or any other Loan Document or fails to perform any other non-monetary Obligation; (iv) if any levy, assessment, attachment, seizure, lien, security interest, hypothec, mortgage or encumbrance (other than a Permitted Lien) is made or permitted to exist on all or any part of the Collateral; (v) if one or more judgments aggregating in excess of U.S.$25,000, or any injunction or attachment, is obtained against Borrower or any Obligor which remains unstayed for more than ten days or is enforced; (vi) the occurrence of any default under any financing agreement, security agreement, hypothec, mortgage or other agreement, instrument or document executed and delivered by (A) Borrower with, or in favor of, any Person other than Lender or Laurus Master Fund, Ltd. ("Laurus") or (B) Borrower or any Affiliate of Borrower with, or in favor of, Lender or any Affiliate of Lender; (vii) except in respect of the CCAA Proceeding, the dissolution, liquidation, death, termination of existence in good standing, insolvency or business failure or suspension or cessation of business as usual of Borrower or any Obligor (or of any general partner of Borrower or any Obligor if it is a partnership) or the appointment of a receiver, liquidator, trustee, monitor, interim receiver, receiver and manager or sequestrator (or similar official) or custodian for all or any part of the property of, or an assignment for the benefit of creditors by Borrower or any Obligor, or the commencement of any proceeding by Borrower or any Obligor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or if Borrower makes or sends a notice of a bulk transfer or calls a meeting of its creditors; (viii) the commencement of any proceeding against Borrower or any Obligor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, other than pursuant to the CCAA Proceeding; (ix) the actual or attempted revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations, or any security document securing the Obligations, by any Obligor; (x) if Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations attempts to limit or terminate its subordination agreement; (xi) if there is any actual or threatened indictment of Borrower or any Obligor under any criminal statute or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which the potential penalties or remedies sought or available include forfeiture of any property of Borrower or such Obligor; (xii) if there is a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower (or partnership or membership interests if it is a partnership or limited liability company), in one or more transactions, compared to the ownership of outstanding shares of stock (or partnership or membership interests) of Borrower as of the date hereof, without the prior written consent of Lender; (xiii) if there is any change in the chief executive officer, chief operating officer or chief financial officer of Borrower; (xiv) if an Event of Default occurs under any Loan and Security Agreement between Lender and an Affiliate of Borrower; (xv) if Lender determines in good faith that the Collateral is insufficient to fully secure the Obligations or that the prospect of payment of performance of the Obligations is impaired; (xvi) the appointment of a trustee or Receiver with enlarged powers to operate or manage the financial affairs of Borrower; (xvii) the dismissal or conversion of the CCAA Proceeding, or granting relief from the automatic stay in favor of third parties except as contemplated by any Loan Document; (xviii) the entry of a judgment that will, in Lender's judgment, significantly impair Borrower's financial condition, operations, or ability to perform under the this Agreement or any order of any court; (xix) the granting to a creditor other than Lender, Laurus or Royal Bank of Canada of the status of an unaffected creditor in the CCAA Proceeding without Lender's consent; (xx) any default under the Order or any plan of arrangement contemplated in the Order; (xxi) any attempt by Laurus to enforce or exercise its rights or remedies with respect to the capital stock of Pneutech in accordance with applicable law or the terms of the Stock Pledge Agreement dated February 28, 2005 between Thomas Equipment and Laurus or (xxii) Lender's determination that the Borrower is not performing in accordance with the projections or that there is no reasonable prospect for a successful reorganization of the Borrower.

Greystone Business Credit II LLC	Loan and Security Agreement

8.2 Remedies. Upon the occurrence of any Default, and at any time thereafter, Lender, at its option, may cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document. Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the UCC and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, upon the occurrence of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (i) cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (ii) accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any of the Obligations (and such acceleration and declaration shall occur immediately upon the occurrence of an Event of Default under clause (vii), (viii), (xv) or (xvi) of Section 8.1); (iii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession) wherever it may be found, and for that purpose Borrower hereby authorizes Lender, without judicial process, to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and (to the extent permitted by applicable law) remain (or cause a custodian or similar official to remain) on the premises in exclusive control thereof, without charge for so long as Lender deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, that if Lender seeks to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives (A) any bond and any surety or security relating thereto required by law as an incident to such possession, (B) any demand for possession prior to the commencement of any suit or action to recover possession thereof and (C) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (iv) require Borrower to assemble any or all of the Collateral and make it available to Lender at one or more places designated by Lender which are reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may deem advisable; (v) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower's premises, vehicles and other Equipment and all other property without charge; (vi) sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit (a "Sale"), and to adjourn any such Sale from time to time without notice other than oral announcement at the time scheduled for Sale (and, in connection therewith, (A) Lender shall have the right to conduct such Sale on Borrower's premises without charge, for such times as Lender deems reasonable, on Lender's premises, or elsewhere, and the Collateral need not be located at the place of Sale; (B) Lender may directly or through any of its Affiliates purchase or lease any of the Collateral at any such public disposition, and if permissible under applicable law, at any private

Greystone Business Credit II LLC	Loan and Security Agreement

disposition and (C) any Sale of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title, physical condition or otherwise at the time of sale); (vii) demand payment of and collect any Accounts, Chattel Paper, Instruments and General Intangibles included in the Collateral and, in connection therewith, Borrower irrevocably authorizes Lender to endorse or sign Borrower's name on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of Collateral or Proceeds thereof and, in Lender's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts, General Intangibles and the like for less than face value; and (viii) demand and receive possession of any of Borrower's federal, provincial and state income tax returns and the books and records utilized in the preparation thereof or relating thereto. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or any of the Loan Documents, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect. In addition to the foregoing remedies, upon the occurrence of any Event of Default resulting from a breach of any of the financial covenants set forth in Section 5.21, Lender may, at its option, upon not less than ten days' prior notice to Borrower, reduce any or all of the Advance Rates set forth in Section 1(b) of Schedule A to the extent Lender, in its sole discretion, deems appropriate. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election or bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed. If any Collateral is sold or leased by Lender on credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment is collected by Lender.

Greystone Business Credit II LLC	Loan and Security Agreement

8.3 Application of Proceeds. Subject to any application required by law, all Proceeds realized as the result of any Sale shall be applied by Lender to the Obligations in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; but Borrower shall remain liable to Lender for any deficiency. If Lender, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any Sale, Lender shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.

9. GENERAL PROVISIONS.

9.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally, by reputable private delivery service, by regular first-class mail or certified mail return receipt requested, addressed to Lender or Borrower at the address shown in the heading to this Agreement, or by facsimile to the facsimile number shown in Section 10(i) of Schedule A, or at any other address (or to any other facsimile number) designated in writing by one party to the other party in the manner prescribed in this Section 9.1. All notices shall be deemed to have been given when received or when delivery is refused by the recipient.

Greystone Business Credit II LLC	Loan and Security Agreement

9.2 Severability. If any provision of this Agreement, or the application thereof to any party or circumstance, is held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

9.3 Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDER-STANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREE-MENT OR THE OTHER LOAN DOCUMENTS.

9.4 Waivers. The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents, mandataries or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

9.5 Amendment. This Agreement may not be amended or modified except in a writing executed by Borrower and a duly authorized officer of Lender.

9.6 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement and the other Loan Documents.

9.7 Attorneys' Fees and Costs. Borrower shall reimburse Lender for all reasonable attorneys' and paralegals' fees (including in-house attorneys and paralegals employed by Lender) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Lender, pursuant to, in connection with, or relating to this Agreement, including all reasonable attorneys' fees and costs Lender incurs to prepare and negotiate this Agreement and the other Loan Documents; to obtain legal advice in connection with this Agreement and the other Loan Documents or Borrower or any Obligor; to administer this Agreement and the other Loan Documents (including the cost of periodic financing statement, tax lien and other searches conducted by Lender); to enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; to commence, intervene in, or defend any action or proceeding; to enforce and protect, or to seek to enforce and protect, any of its rights and interests in any bankruptcy case, insolvency matter or any other similar proceedings relating to the relief of debtors involving the Borrower, including, without limitation, by initiating and prosecuting any motion for relief from the automatic stay and by initiating, prosecuting or defending any other contested matter or adversary proceeding in bankruptcy or insolvency matters; to file or prosecute any probate claim, bankruptcy or insolvency claim, third-party claim, or other claim; to examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; to protect, obtain possession of, lease, dispose of, or otherwise enforce Lender's security interests in, the Collateral; and to otherwise represent Lender in any litigation relating to Borrower or any Obligor. If either Lender or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Lender may be entitled pursuant to this Section shall immediately become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

Greystone Business Credit II LLC	Loan and Security Agreement

9.8 Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, legal representatives, beneficiaries and representatives of Borrower and Lender; provided, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release Borrower from its liability for any of the Obligations. Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents, and to sell participating interests therein, to one or more other Persons, and Borrower agrees to execute all agreements, instruments and documents requested by Lender in connection with each such assignment and participation.

9.9 Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

9.10 GOVERNING LAW; CONSENT TO FORUM, ETC. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED, AND SHALL BE DEEMED TO HAVE BEEN MADE, IN NEW YORK COUNTY, NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. BORROWER HEREBY CONSENTS AND AGREES THAT, AT ANY TIME WHEN THE CCAA PROCEEDING IS NOT PENDING, THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK OR THE STATE OR JURISDICTION IN WHICH ANY OF THE COLLATERAL IS LOCATED SHALL HAVE NON-EXCLUSIVE JURIS-DICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER ALSO AGREES THAT, AT ANY TIME WHEN THE CCAA PROCEEDING IS NOT PENDING, ANY CLAIM OR DISPUTE BROUGHT BY BORROWER AGAINST LENDER PURSUANT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE IN THE MANNER AND SHALL BE DEEMED RECEIVED AS SET FORTH IN SECTION 9.1 FOR NOTICES, TO THE EXTENT PERMITTED BY LAW. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

Greystone Business Credit II LLC	Loan and Security Agreement

9.11 WAIVER OF JURY TRIAL, ETC. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS OR MANDATARIES OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; (ii) THE RIGHT TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SET-OFFS, COMPENSATION OR COUNTERCLAIMS OF ANY KIND IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY MATTER RELATING THERETO, EXCEPT FOR COMPULSORY COUNTERCLAIMS; (iii) NOTICE PRIOR TO LENDER'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT

Greystone Business Credit II LLC	Loan and Security Agreement

9.12 Conflict of Provisions. In the event of a conflict between any provision herein and any provision in any Loan Document, the provision herein shall control.

9.13 Right of First Refusal. If, prior to or in connection with Borrower's exit from the CCAA Proceeding, Borrower desires to obtain replacement or other proposed financing ("Proposed Financing") from another lender, Lender shall have a right of first of refusal, exercisable within fifteen (15) days after Lender's receipt of written notice from Borrower of the terms and conditions of the Proposed Financing, to provide financing to Borrower on the same terms as offered by such other lender in connection with the Proposed Financing.

9.14 Broker's Fees. All brokers' fees owing in respect of the financing provided herein shall be earned at closing. Up to half of such fees may be paid at the closing, with the balance due at such time as Greystone may determine in its discretion. Borrower represents and warrants to Lender that the only such fee is a fee owing to Capital Solutions in the amount of one percent (1%) of the Maximum Facility Amount.

9.15 Language. The parties acknowledge that they have required that the present Agreement, as well as all agreements, documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

[Signature page follows]

Greystone Business Credit II LLC	Loan and Security Agreement

IN WITNESS WHEREOF, Borrower and Lender have signed this Agreement as of the date first set forth above.

Borrower: Pneutech Inc. By /s/David Marks Its Chairman	Lender: GREYSTONE BUSINESS CREDIT II LLC By /s/Drew Neidorf Its Authorized Signatory

Signature page to Pneutech Inc. Loan and Security Agreement

Schedule A

Description of Certain Terms

This Schedule is an integral part of the Loan and Security Agreement between Pneutech Inc. and Greystone Business Credit II LLC (the "Agreement").

1. Loan Limits for Revolving Loans:
(a) Maximum Facility Amount:	U.S.$15,000,000 for all Borrower Affiliates
(b) Advance Rates:
(i) Accounts Advance Rate:
85%; provided, that if the Dilution Percentage exceeds 2%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points of such excess or (B) establish a Reserve on account of such excess

(ii) Inventory Advance Rate(s):
(A) Finished goods:
The lesser of (i) 50% of the lower of cost or market value of Eligible Inventory, and (ii) 85% of the net orderly liquidation value of the Eligible Inventory, provided, that without further order of the Court, commencing with the first day of the quarter immediately following the quarter in which the closing of the Facility occurs, and on the first day of each subsequent quarter, Lender shall reduce the above 85% Inventory Advance Rate by 1% per quarter to 75%

(B) Work in process:	U.S.$500,000
(C) In-Transit Inventory:	U.S.$300,000
(c) Accounts Sublimit:	Not applicable
(d) Inventory Sublimit(s):

(i) Overall sublimit on advances against Eligible Inventory	U.S.$5,000,000
(e) Credit Accommodation Limit:	U.S.$1,000,000
(f) Permanent Reserve Amount:	U.S.$500,000, to be released at such time as Parker-Hannifin Corporation begins shipping goods to Borrower Affiliates on terms acceptable to Lender
(g) Overadvance Amount:	Not applicable
2. Loan Limits for Term Loan A:
(a) Principal Amount:
U.S.$558,000, provided, that upon receipt of the Real Property Appraisal or any Updated Real Property Appraisal or Updated Equipment Appraisal, Borrower shall promptly pay to Lender the amount, if any, by which the then-outstanding principal balance of Term Loan A exceeds the sum of the values reflected in the most recent of such appraisals

(i) Equipment Advance	80% of the Equipment Appraisal, not to exceed U.S.$208,000
(ii) Real Property Advance:	50% of the value of the Real Property Appraisal, not to exceed U.S.$350,000
(iii) Capital Expenditure Advances:	Not applicable
(b) Repayment Schedule:

(i) Term Loan A Advance:
Term Loan A, which is comprised of the Equipment Advance and the Real Property Advance, shall be repaid in consecutive monthly principal payments of $10,000 plus accrued interest beginning on October 1, 2006 with a final payment of the outstanding balance of principal and accrued interest payable upon the expiration of the Term

(ii) Real Property Advance:	Not applicable
(iii) Capital Expenditure Advances:	Not applicable
3. Loan Limits for Term Loan B:
(a) Principal Amount:	U.S.$600,000
(i) Equipment Advance	Not applicable
(ii) Real Property Advance:	Not applicable
(iii) Capital Expenditure Advances:	Not applicable
(b) Repayment Schedule:

(i) Term Loan B Advance:
Term Loan B shall be repaid in consecutive monthly principal payments of $10,000 plus accrued interest beginning on October 1, 2006 with a final payment of the outstanding balance of principal and accrued interest payable one year from the closing date. Term Loan B may be repaid with the proceeds of capital, subordinated loans, or subordinated participations in the Facility on terms acceptable to Lender and, except for payments made pursuant to this sentence and the monthly installments described in the immediately preceding sentence, all payments and proceeds of collateral in respect of the Facility shall be applied to indebtedness other than Term Loan B before being applied to Term Loan B.

(ii) Real Property Advance:	Not applicable
(iii) Capital Expenditure Advances:	Not applicable
4. Interest Rates:
(a) Revolving Loans:
3% per annum in excess of the Prime Rate, provided, that (a) such interest shall be accrued commencing September 5, 2006 (the date on which Lender ordered up funds for the closing ) and (b) the interest rate shall be reduced by .75% after any 12-month rolling period (and only for that period) for which Borrower Affiliates' Net Profit exceeds U.S.$2,000,000. If Borrower Affiliates' Net Profit exceeds U.S.$2,000,000 in any 12-month rolling period, but at any time thereafter does not exceed U.S.$2,000,000 in any 12-month rolling period, then the interest rate shall revert to 3% in excess of the Prime Rate

(b) Term Loan:	Not applicable

5. Minimum Loan Amount:	U.S.$7,500,000
6. Maximum Days:
(a) Maximum days after original invoice date for Eligible Accounts:	90 days, provided, that the Maximum Days for Eligible Accounts of Camoplast, Inc. shall be 140 days
(b) Maximum days after original invoice due date for Eligible Accounts:	60 days, provided, that such time period shall not apply to the Eligible Accounts of Camoplast, Inc.
7. Fees:
(a) Closing Fee:	U.S.$150,000, which shall be fully earned at closing and of which $75,000 shall be payable at closing, and the balance due at such time as determined by Greystone in its discretion
(b) Facility Fee:
(i) Initial Term Facility Fee:	.50% of the Maximum Facility Amount
(ii) Renewal Term(s) Facility Fee:	.50% of the Maximum Facility Amount
(c) Servicing Fee:	.2% per month based on the average daily outstanding principal balance of the Loans and the Credit Accommodation Balance during the immediately preceding month (or part thereof)
(d) Unused Line Fee:	.25% per annum
(e) Minimum Borrowing Fee:

(i) Applicable period:	Each month
(ii) Date payable:	The first day of each month
(f) Success Fee:	Not applicable
(g) Warrants:
Lender shall receive warrants to purchase 1,000,000 shares of common stock of Parent, which will have an exercise price of U.S.$.50 per share, and will be immediately exercisable and freely transferable by Lender separate from the Facility. Within six months following the closing, the shares of Parent subject to such warrants will be registered by Parent with the Securities and Exchange Commission so that they will be freely tradable and shall be listed for trading on the principal market on which Parent's securities are then trading.

(h) Early Termination Fee:
2 % of the Maximum Facility Amount if terminated during the first year of the Initial Term or any Renewal Term, 2% of the Maximum Facility Amount if terminated during the second year of the Initial Term or any Renewal Term, and 1% of the Maximum Facility Amount if terminated thereafter and prior to the Maturity Date

(i) Credit Accommodation Fees:	2% per annum of the face amount of each open Credit Accommodation for the first 60-day period, or any part thereof, and 1% of such face amount for each additional 30-day period, or any part thereof
(j) Term Loan B Fee:
U.S.$100,000, which shall be earned on the disbursement of Term Loan B and shall be payable in two (2) installments of U.S.$50,000 each payable, respectively, on the first anniversary and second anniversary of the closing

8. Initial Maturity Date:	The expiration of three (3) years from the closing of the Facility
9. Financial Covenants:
(a) Capital Expenditure Limitation:	Not applicable
(b) Minimum Net Worth Requirement:	Not applicable
(c) Minimum Tangible Net Worth:	Not applicable
(d) Minimum Working Capital:	Not applicable
(e) Maximum Cumulative Net Loss:	U.S.$500,000 for all Borrower Affiliates on a cumulative basis in any fiscal period, provided, that, this amount shall not exceed U.S.$300,000 in any ninety (90) day rolling period
(f) Minimum Cumulative Net Income:	Not applicable
(g) Maximum Leverage Ratio:	Not applicable
(h) Limitation on Purchase Money Security Interests:	Not applicable
(i) Limitation on Equipment Leases:	Not applicable
(j) Additional Financial Covenants:	Immediately after the application of the Loan proceeds, unused Availability shall be U.S.$1,800,000, which amount shall include Borrower's cash in any Deposit Account.
10. Borrower Information:

(a) Prior Names of Borrower:
Pneutech Limitée
Pneutech Ltée
4274458 Canada Inc.
D & D Packing & Seals Inc.
Les Joints et Garnitures D D Inc.
127734 Canada Inc.
Robot Lab (1984) Limitée
164275 Canada Inc.
173006 Canada Inc.
Pneutech Hydraulique Ltée
138428 Canada Inc.
171442 Canada Inc.
Spiraltec Manufacturing Inc.
Federal Industrial Products Co. Ltd.
Danro Tool Company Inc.

(b) Prior Trade Names of Borrower:
Pneutech Limitée
Pneutech Ltée
4274458 Canada Inc.
D & D Packing & Seals Inc.
Les Joints et Garnitures D D Inc.
127734 Canada Inc.
Robot Lab (1984) Limitée
164275 Canada Inc.
173006 Canada Inc.
Pneutech Hydraulique Ltée
138428 Canada Inc.
171442 Canada Inc.
Spiraltec Manufacturing Inc.
Federal Industrial Products Co. Ltd.
Danro Tool Company Inc.

(c) Existing Trade Names of Borrower:	Pneutech Inc.

(d) Inventory Locations:
1475, 32nd Avenue, Lachine, Quebec
345 Superior Blvd. Unit #1, Mississauga,  ON
1200 Boul. Du Royaume, Chicoutimi, QC
3306 Belle Feuille, Trois Rivieres, QC
205 Enterprise Avenue, Kitimat, BC
445 Des Adirondacks, Beauport, QC
300 Baig Blvd., Moncton, NB
121 Welham Rd., Barrie, ON
77 Bradwick Dr., Concord, ON

(e) Other Locations:	Not applicable
(f) Litigation:	Dux v. Pneutech (in Nevada state court); relates to a claim in excess of $10,000
(g) Ownership of Borrower:	Pneutech is 100% held by Thomas Equipment, Inc., a Delaware corporation
(h) Subsidiaries (and ownership thereof):	Rousseau Controls Inc.—100% Hydramen Fluid Power Limited—100%
(i) Facsimile Numbers:
Borrower:	(514) 635-7010
Lender:	(212) 896-9199
11. Description of Real Property:	445 Des Adirondacks, Beauport, QC 1200 Boul. Du Royaume, Chicoutimi, QC 205 Enterprise Avenue, Kitimat, BC
12. Lender's Bank:	Bank of America 6000 Feldwood Road College Park, GA 30349 Account Number: 003284737253 ABA Number: 026009593

13. Other Covenants:

Not earlier than 30 days before each anniversary of the date of the Agreement during the Term, and not later than 60 days after each anniversary of the date of the Agreement during the Term, Borrower will cause to be prepared and delivered to Lender an updated auction sale value appraisal of Borrower's Equipment (the "Updated Equipment Appraisal") and an updated fair market value appraisal of Borrower's Real Property (the "Updated Real Property Appraisal") each by an independent appraiser acceptable to Lender, each of which Updated Equipment Appraisals and Updated Real Property Appraisals shall include, without limitation, all Equipment and Real Property acquired by Borrower after the date of the Agreement

14. Exceptions to Negative Covenants:	Not applicable

[Signature page follows]

IN WITNESS WHEREOF, Borrower and Lender have signed this Schedule A as of the date set forth in the heading to the Agreement.

Borrower: Pneutech Inc. By ____________________________________ Its ________________________________	Lender: Greystone Business Credit II LLC By ____________________________________ Its ________________________________

Signature page to Schedule A to Pneutech Loan and Security Agreement

Schedule B

Definitions

This Schedule is an integral part of the Loan and Security Agreement between Pneutech Inc. and Greystone Business Credit II LLC (the "Agreement").

As used in the Agreement, the following terms have the following meanings:

"Account" has the meaning set forth in the UCC and, for the purposes of the CCQ, shall include "claims" within the meaning of the CCQ.

"Account Debtor" has the meaning set forth in the UCC.

"Account Proceeds" has the meaning set forth in Section 4.1.

"Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Schedule A.

"Accounts Sublimit" means the amount set forth in Section 1(c) of Schedule A.

"Advance Rates" means, collectively, the Accounts Advance Rate and the Inventory Advance Rate.

"Affiliate" means, with respect to any Person, a relative, partner, shareholder, member, manager, director, officer, or employee of such Person, any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person or any other Person affiliated, directly or indirectly, by virtue of family membership, ownership, management or otherwise. Without limiting the foregoing, the term Affiliate shall include each of the Borrower Affiliates.

"Agreement" and "this Agreement" mean the Loan and Security Agreement of which this Schedule B is a part and the Schedules thereto.

"Availability" has the meaning set forth in Section 1.1(a)

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.) or the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up Act (Canada) or any other applicable bankruptcy or insolvency law or any rule or regulation promulgated thereunder.

"Blocked Account" has the meaning set forth in Section 4.1.

"Borrower" has the meaning set forth in the heading to the Agreement.

"Borrower's Address" has the meaning set forth in the heading to the Agreement.

"Borrower Affiliates" means, collectively, (i) Borrower, (ii) Rousseau Controls Inc., a corporation organized under the laws of Canada, and (iii) Hydramen Fluid Power Limited, a corporation organized under the laws of Ontario.

"Business Day" means a day other than a Saturday or Sunday or any other day on which Lender or banks in New York, Montreal or Toronto are authorized to close.

"Canadian Plans" shall mean all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programs, arrangements or practices relating to the current or former employees, officers or directors of the Borrower and its Subsidiaries maintained, sponsored or funded by any of them, whether written or oral, funded or unfunded, insured or self insured, registered or unregistered.

"Canadian Security Documents" means all the security agreements, mortgages, debentures, deeds of hypothec, pledges and other security documents executed by the Borrower or any Obligor in relation to this Agreement, as amended or replaced from time to time.

"Carve-Out" means (i) the Monitor's Fees and (ii) the Professional Fees, in an aggregate maximum amount not to exceed CND$250,000. So long as no Event of Default shall have occurred and be continuing, in accordance with the Forecast Budget, Borrower Affiliates shall be permitted to pay Monitor's Fees and Professional Fees as the same may be due and payable, in amounts allowed by the Court and approved by Lender.

"CCAA" has the meaning set forth in the Recitals to this Agreement.

"CCAA Proceeding" has the meaning set forth in the Recitals to this Agreement.

"CCQ" means the Civil Code of Quebec and any successor code thereto together with all regulations thereunder in effect from time to time in the Province of Quebec, Canada.

"Chattel Paper" has the meaning set forth in the UCC.

"Closing Fee" has the meaning set forth in Section 2.2(a).

"Collateral" means all property and interests in property in or upon which a security interest, hypothec or other Lien is granted pursuant to this Agreement or the other Loan Documents or the Order, including, without limitation, all of the property of Borrower described in Section 3.1.

"Commercial Tort Claims" has the meaning set forth in the UCC.

"Court" has the meaning set forth in the Recitals to this Agreement.

"Credit Accommodation" has the meaning set forth in Section 1.1(a).

"Credit Accommodation Balance" means the sum of (i) the aggregate undrawn face amount of all outstanding Credit Accommodations and (ii) all interest, fees and costs due or, in Lender's estimation, likely to become due in connection therewith.

"Credit Accommodation Fees" has the meaning set forth in Section 2.2(h).

"Credit Accommodation Limit" means the amount set forth in Section 1(e) of Schedule A.

"Currency Exchange Rate" means, with respect to a currency, the rate quoted by the Reference Bank as the spot rate for the purchase by the Reference Bank of such currency with another currency at approximately 10:30 a.m. (New York time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

"Default" means any event which with notice or passage of time, or both, would constitute an Event of Default.

"Default Rate" has the meaning set forth in Section 2.1.

"Deposit Account" has the meaning set forth in the UCC.

"Dilution Percentage" means the gross amount of all returns, allowances, discounts, credits, write-offs and similar items relating to Borrower's Accounts computed as a percentage of Borrower's gross sales, calculated on a twelve (12) month rolling average.

"Document" has the meaning set forth in the UCC.

"Early Termination Fee" has the meaning set forth in Section 7.2.

"Electronic Chattel Paper" has the meaning set forth in the UCC.

"Eligible Account" means, at any time of determination, an Account of Borrower which satisfies the general criteria set forth below and which is otherwise acceptable to Lender (provided, that Lender may, in its sole discretion, change the general criteria for acceptability of Eligible Accounts upon at least fifteen days' prior notice to Borrower). An Account shall be deemed to meet the current general criteria if (i) neither the Account Debtor nor any of its Affiliates is an Affiliate, creditor or supplier of Borrower; (ii) it does not remain unpaid more than the earlier to occur of (A) the number of days after the original invoice date set forth in Section 6(a) of Schedule A or (B) the number of days after the original invoice due date set forth in Section 6(b) of Schedule A; (iii) the Account Debtor or its Affiliates are not past due on other Accounts owing to Borrower comprising more than 50% of all of the Accounts owing to Borrower by such Account Debtor or its Affiliates; (iv) all Accounts owing by the Account Debtor or its Affiliates do not represent more than 25% (or 30% in the case of Accounts owing by Camoplast, Inc. or its Affiliates) of all otherwise Eligible Accounts (provided, that, with respect to such Accounts, (A) Lender may elect to place such Accounts on direct notification; (B) Lender may require credit insurance on such Accounts and (C) Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed 25% of all otherwise Eligible Accounts); (v) no covenant, representation or warranty contained in this Agreement with respect to such Account (including any of the representations set forth in Section 5.4) has been breached; (vi) the Account is not subject to any contra relationship, counterclaim, dispute, set-off or compensation (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (vi) shall be considered Eligible Accounts to the extent of the amount thereof which is not affected by such contra relationships, counterclaims, disputes, set-offs or compensation); (vii) the Account Debtor's chief executive office or principal place of business is located in the United States or a province of Canada, unless (A) the sale is fully backed by a letter of credit, guaranty or acceptance acceptable to Lender in its sole discretion, and if backed by a letter of credit, such letter of credit has been issued or confirmed by a bank satisfactory to Lender, is sufficient to cover such Account, and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent (mandatary) and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender or (B) such Account is subject to credit insurance, including that of the Export Development Corporation payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender; (viii) it is absolutely owing to Borrower and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings; (ix) Lender shall have verified the Account in a manner satisfactory to Lender; (x) the Account Debtor is not the United States of America or Canada or any state or political subdivision (or any department, agency or instrumentality thereof), unless Borrower has complied with the Assignment of Claims Act of 1940 (31 U.S.C. §203 et seq.) or other applicable similar law in a manner satisfactory to Lender; (xi) the Account Debtor is not the government of Canada or any province or territory thereof (or any ministry, department, agency or instrumentality thereof), unless Borrower has complied with the Financial Administration Act (Canada) or other applicable similar law in a manner satisfactory to Lender; (xii) it is at all times subject to Lender's duly perfected, first priority security interest and hypothec and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (A) were not, at the time of sale, subject to any Lien except Permitted Liens and (B) have been delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by Borrower and accepted by the Account Debtor; (xiii) the Account is not evidenced by Chattel Paper or an Instrument of any kind and has not been reduced to judgment; (xiv) the Account Debtor's total indebtedness to Borrower does not exceed the amount of any credit limit established by Borrower or Lender and the Account Debtor is otherwise deemed to be creditworthy by Lender (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xiii) shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits); (xv) there are no facts or circumstances existing, or which could reasonably be anticipated to occur, which might result in any adverse change in the Account Debtor's financial condition or impair or delay the collectibility of all or any portion of such Account; (xvi) Lender has been furnished with all documents and other information pertaining to such Account which Lender has requested, or which Borrower is obligated to deliver to Lender, pursuant to this Agreement; (xvii) Borrower has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above; and (xviii) Borrower has not posted a surety or other bond in respect of the contract under which such Account arose.

"Eligible Equipment" means, at any time of determination, Equipment owned by Borrower which is not subject to any Lien (other than the Lien granted to Lender pursuant to the Agreement) and which Lender, in its sole discretion, deems to be eligible for borrowing purposes. The value of such Eligible Equipment shall be established by an appraisal which is in form and substance satisfactory to Lender conducted by an appraiser acceptable to Lender pursuant to a methodology acceptable to Lender (the "Equipment Appraisal").

"Eligible Inventory" means, at any time of determination, Inventory (other than packaging materials and supplies) which satisfies the general criteria set forth below and which is otherwise acceptable to Lender (provided, that Lender may, in its sole discretion, change the general criteria for acceptability of Eligible Inventory upon at least fifteen days' prior written notice to Borrower). Inventory shall be deemed to meet the current general criteria if (i) it consists of raw materials or finished goods, or work-in-process that is readily marketable in its current form; (ii) it is in good, new and saleable condition; (iii) it is not slow-moving, obsolete, unmerchantable, returned or repossessed; (iv) it is not in the possession of a processor, consignee or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage or hypothec in favor of a Person other than Lender, unless such processor, consignee, bailee or mortgagee or hypothec or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Lender's right to gain access thereto; (v) it meets all standards imposed by any governmental agency or authority; (vi) it conforms in all respects to any covenants, warranties and representations set forth in the Agreement; (vii) it is at all times subject to Lender's duly perfected, first priority security interest and hypothec and no other Lien except a Permitted Lien; and (viii) it is situated at an Inventory Location listed in Section 10(d) of Schedule A or other location of which Lender has been notified as required by Section 5.8. Any valuation of Eligible Inventory shall be established in an appraisal which is in form and substance satisfactory to Lender conducted by an appraiser acceptable to Lender pursuant to a methodology acceptable to Lender.

"Eligible Real Property" means, at any time of determination, Real Property owned by Borrower which Lender, in its sole discretion, deems to be eligible for borrowing purposes. The value of such Eligible Real Property shall be established by a fair market value appraisal which is in form and substance satisfactory to Lender conducted by an appraiser acceptable to Lender pursuant to a methodology acceptable to Lender (the "Real Property Appraisal").

"Equipment" has the meaning set forth in the UCC.

"Equipment Advance" has the meaning set forth in Section 1.1(b).

"Event of Default" has the meaning set forth in Section 8.1.

"Facility" has the meaning set forth in the Recitals to this Agreement.

"Facility Fee" means the Initial Term Facility Fee.

"Filing Date" has the meaning set forth in the Recitals to this Agreement.

"Fixtures" has the meaning set forth in the UCC.

"Forecast Budget" shall mean each cash flow forecast prepared by Borrower Affiliates, in form and substance satisfactory to Lender.

"GAAP" means generally accepted accounting principles as in effect from time to time, in the United States of America, consistently applied.

"General Intangibles" has the meaning set forth in the UCC.

"Goods" has the meaning set forth in the UCC.

"Initial Maturity Date" means the date set forth in Section 8 of Schedule A.

"Initial Term" has the meaning set forth in Section 7.1.

"Initial Term Facility Fee" has the meaning set forth in Section 2.2(b).

"Instrument" has the meaning set forth in the UCC.

"Inventory" has the meaning set forth in the UCC.

"Inventory Advance Rate" means the percentage(s) set forth in Section 1(b)(ii) of Schedule A.

"Inventory Sublimit" means the amount(s) set forth in Section 1(d) of Schedule A.

"Investment Property" has the meaning set forth in the UCC.

"Lender" has the meaning set forth in the heading to the Agreement.

"Letter-of-Credit Right" has the meaning set forth in the UCC.

"Lien" means any interest or hypothec in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, civil law, statute or contract, including prior claims, rights of sellers under conditional sales contracts or title retention agreements and reservations, leasings (credit bail), sales with a right of redemption, installment sales, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

"Loan Account" has the meaning set forth in Section 2.4.

"Loan Documents" means, collectively, the Agreement and all notes, guaranties, security agreements, hypothecs, mortgages, debentures, certificates, landlord's agreements, Lock Box and Blocked Account agreements and all other agreements, documents and instruments now or hereafter executed or delivered by Borrower or any Obligor in connection with, or to evidence the transactions contemplated by, this Agreement, including the Canadian Security Documents.

"Loan Limits" means, collectively, the Availability limits and all other limits on the amount of Loans and Credit Accommodations set forth in this Agreement.

"Loans" means, collectively, the Revolving Loans and any Term Loan.

"Lock Box" has the meaning set forth in Section 4.1.

"Maturity Date" has the meaning set forth in Section 7.1.

"Maximum Facility Amount" means the amount set forth in Section 1(a) of Schedule A.

"Minimum Borrowing Fee" has the meaning set forth in Section 2.2(e).

"Minimum Loan Amount" means the amount set forth in Section 5 of Schedule A.

"Monitor's Fees" means all fees payable to the Monitor in the CCAA Proceeding, as approved by the Court.

"Net Profit" means, for any given period, the net income for Borrower Affiliates for such period, on a consolidated basis, after interest, depreciation and the issuance of any employee stock options that result in a non-operational, non-charge to the applicable company.

"Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, opening of a Credit Accommodation, guaranty, indemnification or otherwise (including all fees, costs and other amounts which may be owing to issuers of Credit Accommodations and all taxes, duties, freight, insurance, costs and other expenses, costs or amounts payable in connection with Credit Accommodations or the underlying goods), whether direct or indirect (including those acquired by assignment and any participation by Lender in Borrower's indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute, including all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, Closing Fees, Facility Fees, Servicing Fees, Unused Line Fees, Minimum Borrowing Fees, Success Fees, amounts owing under Warrants, Credit Accommodation Fees and any other sums chargeable to Borrower under this Agreement or under any other Loan Document.

"Obligor" means any guarantor, endorser, acceptor, surety or other person liable on, or with respect to, the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

"Order" shall mean the order of the Court entered in the CCAA Proceeding in compliance with the provisions of the CCAA, which order shall be satisfactory in form and substance to Lender, together with all extensions, modifications and amendments thereto, satisfactory to Lender, which, among other matters but not by way of limitation, authorizes Borrower Affiliates to obtain credit, incur (or guaranty) Indebtedness and grant Liens under this Agreement and the Other Documents, as the case may be, includes customary rulings and findings by the Court binding on all parties, and provides for the superpriority of Lender's claims.

"Parent" means Thomas Equipment, Inc., a Delaware corporation.

"Permitted Liens" means: (i) purchase money security interests in specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 9(h) of Schedule A; (ii) leases of specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 9(i) of Schedule A; (iii) Liens for taxes not yet due and payable; (iv) additional Liens which are fully subordinate to the security interests of Lender and are consented to in writing by Lender on terms and conditions acceptable to Lender and other Liens arising pursuant to the Order; (v) security interests being terminated concurrently with the execution of this Agreement; (vi) Liens of materialmen, mechanics or carriers (but excluding Liens in favor of warehousemen) arising in the ordinary course of business and securing obligations which are not delinquent; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (i) or (ii) above; provided, that any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; and (ix) security deposits posted in connection with real (immovable) property leases or subleases. Lender will have the right to require, as a condition to its consent under clause (iv) above, that the holder of the additional Lien sign an intercreditor agreement in form and substance satisfactory to Lender, in its sole discretion, acknowledging that the Lien is subordinate to the security interests of Lender, and agreeing not to take any action to enforce its subordinate Lien so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate Lien shall also constitute an Event of Default under this Agreement.

"Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, legal person, government or any agency or political division thereof, or any other entity.

"Prime Rate" means, at any given time, the prime rate expressed as an annual rate as quoted in The Wall Street Journal as the base rate on corporate loans posted as of such time by at least 75% of the 30 largest United States banks (which rate is not necessarily the lowest rate offered by such banks).

"Proceeds" has the meaning set forth in the UCC.

"Professional Fees" means all fees payable to the attorneys and other insolvency professionals engaged by Borrower Affiliates in the CCAA Proceeding, as approved by the Court.

"RBC Indebtedness" has the meaning set forth in the Recitals to this Agreement.

"Real Property" means the real (immovable) property described in Section 11 of Schedule A.

"Real Property Advance" has the meaning set forth in Section 1.1(b).

"Reference Bank" means The Bank of Nova Scotia, or such other bank as Lender may from time to time designate.

"Released Parties" has the meaning set forth in Section 6.1.

"Renewal Term" has the meaning set forth in Section 1.2.

"Renewal Term Facility Fee" has the meaning set forth in Section 2.2(b).

"Reserves" has the meaning set forth in Section 1.2.

"Revolving Loans" has the meaning set forth in Section 1.1(a).

"Sale" has the meaning set forth in Section 8.2.

"Servicing Fee" has the meaning set forth in Section 2.2(c).

"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination.

"Success Fee" has the meaning set forth in Section 2.2(f).

"Tangible Chattel Paper" has the meaning set forth in the UCC.

"Term" means the period commencing on the date of this Agreement and ending on the Maturity Date.

"Term Loan A" has the meaning set forth in Section 1.1(b).

"Term Loan B" has the meaning set forth in Section 1.1(c).

"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York.

"Unused Line Fee" has the meaning set forth in Section 2.2(d).

"Updated Equipment Appraisal" has the meaning set forth in Section 13 of Schedule A.

"Updated Real Property Appraisal" has the meaning set forth in Section 13 of Schedule A.

All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the UCC, to the extent such terms are defined therein. The term "including," whenever used in this Agreement, shall mean "including but not limited to." The singular form of any term shall include the plural form, and vice versa, when the context so requires. References to Sections, subsections and Schedules are to Sections and subsections of, and Schedules to, this Agreement. All references to agreements and statutes shall include all amendments thereto and successor statutes in the case of statutes.

[Signature page follows]

IN WITNESS WHEREOF, Borrower and Lender have signed this Schedule B as of the date set forth in the heading to the Agreement.

Borrower: Pneutech Inc. By ____________________________________ Its ________________________________	Lender: Greystone Business Credit II LLC By ____________________________________ Its ________________________________

Signature page to Schedule B to Pneutech Loan and Security Agreement

Greystone Business Credit II LLC

Exhibit A

U.S.$558,000	New York, New York September 7, 2006

FOR VALUE RECEIVED, the undersigned, Pneutech Inc., a corporation organized under the laws of Canada ("Borrower"), hereby unconditionally promises to pay to the order of Greystone Business Credit II LLC ("Lender"), at its office at 152 West 57th Street, 60th Floor, New York, New York 10019, or at such other place as the holder of this Term Note A ("Term Note A") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Fifty-Eight Thousand Dollars and 00/100 Cents (U.S.$558,000). Reference is hereby made to the Loan and Security Agreement between Borrower and Lender of even date herewith (the "Loan Agreement") for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. Capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The outstanding principal balance of this Term Note A shall be payable in full on the Maturity Date. Prior thereto, this Term Note A shall be repayable as set forth in the Loan Agreement.

Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the per annum rate equal to the Prime Rate in effect from time to time plus three percent (3.00%). Following the occurrence and during the continuance of an Event of Default the entire outstanding principal balance of this Term Note A shall, at Lender's option, bear interest until paid in full at a per annum rate equal to the interest rate applicable to Term Loan A from time to time in effect plus two percent (2.00%). Until maturity, interest on the outstanding principal amount hereof shall be payable in arrears on the first day of each month, commencing October 1, 2006, and on the Maturity Date. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof. For the purposes of the Interest Act of Canada, any amount of interest or fees calculated hereunder using 360, 365 or 366 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360, 365 or 366, as the case may be. Changes in the interest rate provided for herein which are due to changes in the Prime Rate shall be effective on the date of the change in the Prime Rate.

Notwithstanding anything to the contrary contained herein, the aggregate of all interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrower any such excess interest received by Lender.

Subject to Section 7.2 of the Loan Agreement, Borrower may prepay the outstanding principal balance hereof in whole or in part without premium or penalty. Any partial prepayment of Term Loan A shall be applied to the unpaid installments of Term Loan A in the inverse order of their maturities.

Upon and after the occurrence of an Event of Default, this Term Note A may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Payments received by Lender from Borrower on this Term Note A shall be applied to the Obligations as provided in the Loan Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are hereby waived by Borrower.

THIS TERM NOTE A SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. If any provision of this Term Note A or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Term Note A, which shall continue in full force and effect. Whenever in this Term Note A reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Note A shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

Pneutech Inc. By ____________________________________ Its ________________________________

Greystone Business Credit II LLC

Exhibit B

TERM NOTE B

U.S.$600,000	New York, New York September 7, 2006

FOR VALUE RECEIVED, the undersigned, Pneutech Inc., a corporation organized under the laws of Canada ("Borrower"), hereby unconditionally promises to pay to the order of Greystone Business Credit II LLC ("Lender"), at its office at 152 West 57th Street, 60th Floor, New York, New York 10019, or at such other place as the holder of this Term Note B ("Term Note B") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Hundred Thousand Dollars and 00/100 Dollars ($600,000). Reference is hereby made to the Loan and Security Agreement between Borrower and Lender of even date herewith (the "Loan Agreement") for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. Capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The outstanding principal balance of this Term Note B shall be payable in full on September 7, 2007 ("Term Note B Maturity Date"). Prior thereto, this Term Note B shall be repayable as set forth in the Loan Agreement.

Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the per annum rate equal to the Prime Rate in effect from time to time plus three percent (3.00%). Following the occurrence and during the continuance of an Event of Default the entire outstanding principal balance of this Term Note B shall, at Lender's option, bear interest until paid in full at a per annum rate equal to the interest rate applicable to Term Loan B from time to time in effect plus two percent (2.00%). Until maturity, interest on the outstanding principal amount hereof shall be payable in arrears on the first day of each month, commencing October 1, 2006, and on the Term Note B Maturity Date. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof. For the purposes of the Interest Act of Canada, any amount of interest or fees calculated hereunder using 360, 365 or 366 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360, 365 or 366, as the case may be. Changes in the interest rate provided for herein which are due to changes in the Prime Rate shall be effective on the date of the change in the Prime Rate.

Notwithstanding anything to the contrary contained herein, the aggregate of all interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrower any such excess interest received by Lender.

Subject to Section 7.2 of the Loan Agreement, Borrower may prepay the outstanding principal balance hereof in whole or in part without premium or penalty. Any partial prepayment of Term Loan B shall be applied to the unpaid installments of Term Loan B in the inverse order of their maturities.

Upon and after the occurrence of an Event of Default, this Term Note B may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Payments received by Lender from Borrower on this Term Note B shall be applied to the Obligations as provided in the Loan Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are hereby waived by Borrower.

THIS TERM NOTE B SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. If any provision of this Term Note B or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Term Note B, which shall continue in full force and effect. Whenever in this Term Note B reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Note B shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

Pneutech Inc. By ____________________________________ Its ________________________________

Exhibit C

COMMERCIAL TORT CLAIMS

None.